UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2006

RELIV’ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11768	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement

On August 24, 2006, the Board of Directors of Relìv International, Inc. adopted the Relìv International, Inc. Employee Stock Ownership Plan and Trust (the “Plan”). The Plan was entered into by Relìv International, Inc. and Stephen M. Merrick, Robert L. Montgomery and R. Scott Montgomery. Stephen M. Merrick, Robert L. Montgomery and R. Scott Montgomery were each appointed trustees of the Plan by the Board of Directors. The Plan will become effective on September 1, 2006.

Under the Plan, all employees of Relìv who are at least 21 years of age and have completed one year of service are eligible to participate in the Plan provided they are actively employed on the last day of the plan year. Contributions to the Plan are discretionary, subject to applicable laws requiring substantial and recurring contributions, and may be made in cash or common stock. Contributions to the plan are allocated to participants’ accounts based on the individual participant’s compensation in proportion to the total compensation of all participants, as determined in accordance with applicable law. Participants’ accounts vest equally over a six-year graded schedule. Distributions from the Plan may be made in cash or stock at the election of the participant upon disability or retirement, or in the case of a participant’s death, at the election of the participant’s beneficiary.

A copy of the Plan is attached as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 24, 2006, the Board of Directors of Relìv International, Inc., pursuant to its bylaws, voted to increase the number of directors to eight from seven and appointed Michael D. Smith to fill the vacancy created thereby.

Mr. Smith was employed by Nu Skin Enterprises, Inc. for 17 years, from 1989 to 2006 where he was General Counsel, Director of Legal Affairs, Regional Vice President for Operations in Asia and Vice President for Government Operations.

At the time of his appointment, Mr. Smith had no direct or indirect material interest in Relìv International, Inc. Mr. Smith has been retained by Reliv International, Inc. as a consultant at the compensation rate of $3,000 per month which he will receive in addition to compensation as a member of the Board of Directors.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Relìv International, Inc. Employee Stock Ownership Plan and Trust dated August 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on August 30, 2006.

RELIV’ INTERNATIONAL, INC.

By:  /s/ Steven D. Albright
        Steven D. Albright
        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Relìv International, Inc. Employee Stock Ownership Plan and Trust dated August 24, 2006.